Exhibit 99.2

Q1 2024

RESULTS

Marvin R. Ellison, Chairman & CEO

"We are pleased with our start to spring driven by strong execution and enhanced customer service. This quarter we rolled out our new DIY loyalty program, expanded same-day delivery options and took market share in key categories. We continue to gain momentum with our Total Home strategy, reflected in our growth in Pro and online."



6 of 15 Regions

Delivered Comp Growth Above Company Average

Financial Highlights

-4.1%
COMP SALES

33.2%
GROSS MARGIN
-49 basis points

12.4%
OPERATING MARGIN
-229 basis points vs. LY
-201 basis points vs. LY Adjusted Operating Margin[1]

$3.06
DILUTED EPS
-19% vs. LY
-17% vs LY Adjusted Diluted EPS[1]

We returned **$1.4 BILLION** to our shareholders through dividends and share repurchases

1. Adjusted Operating Margin and Adjusted Diluted EPS are non-GAAP financial measures. Refer to ir.lowes.com/investor for a reconciliation of non-GAAP measures.

Comparable Sales Summary

COMP TRANSACTIONS	-3.1%
COMP $102.52 AVERAGE TICKET	-1.0%
ONLINE SALES GROWTH	+0.9%

Monthly Comp Sales Performance


FEB
MAR
APR
-6.7%
-3.0%
-4.9%
-5.4%
-1.1%
-3.9%
2024
2023

Earlier Easter timing pressured March by ~300bps and benefited April by a similar amount (stores closed on Easter).

Comp Sales by Ticket Size


>$500
-7.6%
$100-$500
-4.1%
<$100
-1.9%

Product Category Performance

Comp above company average in
6 of 14
product categories

- BUILDING MATERIALS
- HARDWARE
- LAWN & GARDEN
- PAINT
- ROUGH PLUMBING
- LUMBER

Q1 Total Home Strategy Updates

mylowe's Rewards

National rollout of new DIY Loyalty program

Same-day DELIVERY

Expanded our same-day delivery options by partnering with DoorDash and Shipt

LOWE'S PRO

Positive Pro comp sales across all geographic divisions

Market Share Acceleration Drive Pro penetration Accelerate online business Expand installation services Drive localization Elevate assortment Total Home Strategy Providing a full complement of products and services for Pros and Consumers alike, enabling a Total Home solution for every need in the home

Q1 2024 Reconciliation of Non-GAAP Measures Management of Lowe's Companies, Inc. (the Company) uses certain non-GAAP financial measures to provide additional insight for analysts and investors in evaluating the Company's financial and operating performance. These non-GAAP financial measures should not be considered alternatives to, or more meaningful indicators of, the Company's financial measures as prepared in accordance with GAAP. The Company's methods of determining these non-GAAP financial measures may differ from the methods used by other companies and may not be comparable. The Company has provided the following non-GAAP financial measures to assist the user in comparing its operating performance to the three months ended May 5, 2023: adjusted operating income, adjusted operating margin, and adjusted diluted earnings per share. These measures exclude the impacts of a certain item, further described below, not contemplated in Lowe's Business Outlook. Fiscal 2023 Impacts During fiscal 2023, the Company recognized financial impacts from the following, not contemplated in the Company's Business Outlook for fiscal 2023: • In the first quarter of fiscal 2023, the Company recognized pre-tax income of $63 million consisting of a realized gain on the contingent consideration and adjustments to the selling price associated with the fiscal 2022 sale of the Canadian retail business (Canadian retail business transaction). The following provides a reconciliation of the Company's non-GAAP financial measures to the most directly comparable GAAP financial measures: Three Months Ended Adjusted Operating Income (in millions, except percentage data) May 5, 2023 Operating Income, As Reported $ 3,288 Canadian retail business transaction (63) Adjusted Operating Income $ 3,225 Operating Margin, % of Sales, As Reported 14.71 % Adjusted Operating Margin, % of Sales 14.43 % Three Months Ended May 5, 2023 Adjusted Diluted Earnings Per Share Pre-Tax Earnings Tax 1 Net Earnings Diluted Earnings Per Share, As Reported $ 3.77 Canadian retail business transaction (0.10) — (0.10) Adjusted Diluted Earnings Per Share $ 3.67 1 Represents the corresponding tax benefit or expense specifically related to the item excluded from adjusted diluted earnings per share.